             INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM'S CONSENT
             -------------------------------------------------------

We consent to the inclusion in this Registration Statement on Form S-1 of our report dated February 17, 2005 on our audit of the financial statements of
International Metal Enterprises, Inc. appearing in the Prospectus, which is part of this Registration Statement. We also consent to the reference to our firm under the heading "Experts" in such prospectus.

/s/ Marcum & Kliegman LLP

Marcum & Kliegman LLP
New York, New York
February 22, 2005